EXHIBIT 32.2

Certification Pursuant to
Exchange Act Rule 15d-14(b) and
18 U.S.C. Section 1350

In connection with the Annual Report of Astrata Group Incorporated (the ”Company”) on Form 10-KSB for the period ending February 29, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Wagner, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Astrata Group Incorporated and will be retained by Astrata Group Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  June 11, 2008

/S/ THOMAS A. WAGNER
Name: Thomas A. Wagner
Title:   Chief Financial Officer